Exhibit 10.8

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (“AGREEMENT”) is made and entered into this 15th day of October 2015 (“EFFECTIVE DATE”), by and between THE CURATORS OF THE UNIVERSITY OF MISSOURI, a public corporation of the State of Missouri (“UNIVERSITY”) and Solid GT, LLC having offices at One Broadway Street, Cambridge, MA 02142 (“LICENSEE”). UNIVERSITY and LICENSEE may sometimes be referred to herein as a “PARTY” or “PARTIES” as the case may be.

WHEREAS, UNIVERSITY has an ownership interest in certain PATENT RIGHTS as defined herein related to [**]; and

WHEREAS, the PATENT RIGHTS were developed under a research program sponsored by NIH. Therefore, this AGREEMENT is subject to the terms and conditions of the Bayh-Dole Act, Public Law 96-517 and 98-620 as amended; and

WHEREAS, LICENSEE is desirous of obtaining a license to practice the PATENT RIGHTS under the terms and conditions of this AGREEMENT; and

WHEREAS, UNIVERSITY is desirous of granting such a license to LICENSEE in accordance with the terms and conditions of this AGREEMENT.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants, representations and warranties contained herein, the PARTIES agree as follows:

Article I.
DEFINITIONS
Section 1.01
“IMPROVEMENTS” shall mean any modification, enhancement, or improvement to an invention described in the PATENT RIGHTS which is owned by, licensed to, or otherwise controlled by LICENSEE that (1) would be infringed, either directly or indirectly, by the practice of an invention claimed in the PATENT RIGHTS; or (2) if not for the license granted under this AGREEMENT, would infringe, either directly or indirectly, one or more claims of the PATENT RIGHTS.
Section 1.02
“LICENSED FIELD” means the following business areas: Treatment of Duchene Muscular Dystrophy and other disease indications resulting from a lack of functional dystrophin.
Section 1.03
“LICENSED PRODUCT” means any product, apparatus, kit, composition, or component thereof (a) whose use, sale, offer for sale, or importation of which is covered, in whole or in part, by any VALID CLAIM contained in the PATENT RIGHTS or (b) which is made by any method, procedure, process, or step which is covered, in whole or in part, by any VALID CLAIM contained in the PATENT RIGHTS.

Section 1.04
“LICENSED TERRITORY” means worldwide.
Section 1.05
“NET SALES” means the amount billed or invoiced for the SALE of LICENSED PRODUCTS, less:
(a)
Customary trade, quantity or cash discounts;
(b)
Amounts repaid or credited by reason of rejection or return;
(c)
Charges for transportation or delivery to be paid by or on behalf of LICENSEE’s customer, to the extent such charges are separately stated on purchase orders, invoices or other documents of SALE; and
(d)
Sales, tariff duties and/or use taxes directly imposed and with reference to particular SALES. In calculating NET SALES, no deductions shall be made for commissions paid to individuals whether they are with independent sales agencies or regularly employed by LICENSEE and on its payroll, or for cost of collections. In the event LICENSEE SELLS a LICENSED PRODUCT to a third party in a bona fide arm’s length transaction, for consideration, in whole or in part, other than cash, then the NET SALES price for such LICENSED PRODUCT shall be deemed to be the standard invoice price then being invoiced by LICENSEE in an arm’s length transaction with similar entities and in the absence of such standard invoice price, then the reasonable fair market value of the LICENSED PRODUCT. For the purposes of calculating NET SALES, LICENSEE’s SALES to a SUBLICENSEE under this AGREEMENT for end use (but not resale) by the SUBLICENSEE shall be treated as SALES by LICENSEE at the greater of the (i) billed/invoiced price of LICENSEE the SUBLICENSEE or (ii) the billed/invoiced price that LICENSEE would have charged a third party in a bona fide arm’s length transaction. For the purposes of calculating NET SALES, LICENSEE’s SALES to a SUBLICENSEE under this AGREEMENT for resale to end users by the SUBLICENSEE shall be treated as SALES at the billed/invoiced price to the end users of SUBLICENSEE.
Section 1.06
“NON-COMMERCIAL RESEARCH PURPOSES” means the use or practice of the PATENT RIGHTS for research, teaching, educational, or academic purposes which are undertaken at UNIVERSITY or at a non-profit, academic, educational, or governmental institution. Without limiting the foregoing, NON-COMMERCIAL RESEARCH PURPOSES includes the use or practice of the PATENT RIGHTS for research (including sponsored research) that leads, or may lead, to patentable or unpatentable inventions that may be licensed or otherwise transferred, either directly or indirectly, to third parties.
Section 1.07
“PATENT RIGHTS” means UNIVERSITY’S rights in any of the following: (i) [**] and (ii) [**]; (collectively (i), (ii), are the “PATENT APPLICATIONS”); and (iii) any provisional, non-provisional, divisional, continuation (but not continuations-in-part), extension, renewal, re-examination, reissue, substitute, supplementary protection certificate, utility model, or similar legal protection claiming priority to or from the PATENT APPLICATIONS; and (iv) any corresponding foreign applications or patents thereof. All of the foregoing will be automatically incorporated in and added to this AGREEMENT and shall periodically be added to Appendix A attached to this AGREEMENT and made part thereof.
Section 1.08
“ROYALTY PERIOD(S)” means the three-month periods ending on March 31, June 30, September 30, and December 31.
Section 1.09
“SALE”, “SELL”, or “SOLD” means the sale, use, transfer, distribution or disposition of a LICENSED PRODUCT for value to a third party.
Section 1.10
“SUBLICENSEE” means any person or entity to whom LICENSEE transfers any right or interest granted to LICENSEE by UNIVERSITY under this Agreement.
Section 1.11
“VALID CLAIM” means either (a) a claim of an issued patent that has not been held unenforceable or invalid by an agency or a court of competent jurisdiction in any unappealable or unappealed decision or (b) a claim of a pending patent application that has not been abandoned or finally rejected without the possibility of appeal or refiling and that has been pending for less than ten (10) years from its priority date.
Article II.
GRANT
Section 2.01
Grant. Subject to the terms and conditions of this AGREEMENT, UNIVERSITY hereby grants to LICENSEE and LICENSEE accepts a royalty-bearing, exclusive license under the PATENT RIGHTS to make, have made, use, SELL, have SOLD, import, distribute, or otherwise transfer LICENSED PRODUCTS within the LICENSED TERRITORY for use within LICENSED FIELD for a term as set forth in Section 10.01 unless this AGREEMENT shall be sooner terminated according to the terms hereof. For the avoidance of doubt, this grant is subject to the rights retained by UNIVERSITY in Section 2.03, UNIVERSITY’S publication rights in Section 2.06, and any rights of the GOVERNMENT as set forth in Section 2.07.
Section 2.02
Sublicenses. The license granted in Section 2.01 above shall include the right to grant written sublicenses, subject to UNIVERSITY’S prior written approval which approval shall not be unreasonably withheld. SUBLICENSEE shall have no right to grant further sublicenses without written consent from University, where such consent is within University’s sole discretion. In determining whether to approve a sublicense (or any amendment thereto), UNIVERSITY will consider, among other things, whether the provisions of the proposed sublicense arc consistent with and similar to those required of LICENSEE by this AGREEMENT. All sublicenses must comply with the following:
(a)
LICENSEE shall deliver to UNIVERSITY a true and correct copy of each fully executed sublicense granted by LICENSEE, and any modification or termination thereof, within thirty (30) days after execution, modification, or termination.
(b)
LICENSEE shall deliver to UNIVERSITY copies of all reports due to LICENSEE from SUBLICENSEE within thirty (30) days receipt of such reports by LICENSEE.
(c)
LICENSEE shall, at such times as UNIVERSITY directs and at UNIVERSITY’S request, permit the inspection of SUBLICENSEE’s records by UNIVERSITY’s auditors or an independent certified public accountant selected by UNIVERSITY under the terms of Section 4.05.
(d)
No sublicense shall relieve LICENSEE of its representations, warranties, or obligations under this AGREEMENT. LICENSEE shall be responsible to UNIVERSITY for the performance of its SUBLICENSEES under each sublicense agreement granting rights to any PATENT RIGHTS. LICENSEE shall collect and guarantee all payments due UNIVERSITY from any SUBLICENSEE.
(e)
Any sublicense granted by LICENSEE to a SUBLICENSEE shall incorporate all of the representations, warranties, terms, conditions, and obligations of this AGREEMENT, which shall be binding upon each SUBLICENSEE as if such SUBLICENSEE were a party to this AGREEMENT. LICENSEE shall require that any sublicense agreement:
(i)
be consistent with the terms, conditions, covenants, warranties, representations, limitations, obligations, and duties of LICENSEE under this AGREEMENT;
(ii)
prohibit the SUBLICENSEE from granting further sublicenses without written consent from UNIVERSITY, where such consent is within UNIVERSITY’s sole discretion; and
(iii)
contain express provisions under which the SUBLICENSEE expressly accepts duties and obligations at least equivalent to those accepted by the LICENSEE in the following sections of this AGREEMENT: Section 2.03 (reserved rights), Section 2.04 (license to University), Section 2.06 (publication), Section 2.07 (governmental rights), Section 3.07 (challenge to patent rights), Section 4.03 (reporting), Section 4.05 (records), Section 6.01 (indemnity), Section 6.02 (insurance); Section 6.03 (disclaimer of warranties), Section 6.04 (damages exclusion/ limitation of remedies), Section 6.06 (sublicenses) Section 7.03 (entity status), Section 10.05 (assignment of sublicenses), Section 11.01 (marking), Section 11.02 (compliance with laws / export controls), Section 11.03 (university name), and Section 11.11 (severability).
(f)
If any sublicense agreement granting any rights to the PATENT RIGHTS does not comport with above requirements in this Section 2.02(e), then that agreement shall be invalid, unenforceable, and void.
(g)
Upon any termination of this AGREEMENT, all SUBLICENSEE’s rights shall also terminate except as set forth in Section 10.05 (assignment of sublicenses).
Section 2.03
Reserved Rights. UNIVERSITY reserves the right to make, use or otherwise practice the PATENT RIGHTS for NON-COMMERCIAL RESEARCH PURPOSES and to grant nonexclusive licenses to non-profit, academic, educational, or governmental institutions a royalty-free right to make, use or otherwise practice the PATENT RIGHTS for NON-COMMERCIAL RESEARCH PURPOSES. UNIVERSITY also reserves the right to transfer tangible research materials and intangible materials incorporating the PATENT RIGHTS to other non-profit, academic, educational, or governmental institutions for such NON-COMMERCIAL RESEARCH PURPOSES. LICENSEE agrees that, notwithstanding any other provision of this AGREEMENT, that LICENSEE has no right to enforce the PATENT RIGHTS against UNIVERSITY or any nonprofit, academic, educational, or governmental institution with respect to such use or practice for NON-COMMERCIAL RESEARCH PURPOSES.
Section 2.04
License to University. LICENSEE hereby grants to UNIVERSITY, a nonexclusive, royalty-free, irrevocable, paid-up license, with the right to grant sublicenses to non-profit, academic, educational, or governmental institutions, to practice and use IMPROVEMENTS solely for NON-COMMERCIAL RESEARCH PURPOSES.
Section 2.05
License Scope. The license granted herein shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not specifically set forth in PATENT RIGHTS. UNIVERSITY shall be free to grant commercial licenses to the PATENT RIGHTS to third parties in all fields outside the LICENSE FIELD and/or outside the LICENSED TERRITORY.
Section 2.06
Publication. LICENSEE agrees that UNIVERSITY shall have a right to publish any research results or technical data related to or arising out of the PATENT RIGHTS in accordance with UNIVERSITY’s general policies and that this AGREEMENT shall not restrict, in any fashion, UNIVERSITY’s right to publish.
Section 2.07
Governmental Rights. LICENSEE understands that the PATENT RIGHTS were developed under a funding agreement with the Government of the United States of America (“GOVERNMENT”) and that the GOVERNMENT may have certain rights relative thereto. Thus, notwithstanding anything hereunder, any and all licenses and other rights granted hereunder are limited by and subject to the rights and requirements of the GOVERNMENT which may arise out of its sponsorship of the research which led to the conception or reduction to practice of the PATENT RIGHTS. The GOVERNMENT is entitled, as a right, under the provisions of 35 U.S.C. §§ 200-212 and applicable regulations of Title 37 of the Code of Federal Regulations: (i) to a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on the behalf of the GOVERNMENT any of the PATENT RIGHTS throughout the world and (ii) to exercise march in rights on PATENT RIGHTS. This AGREEMENT shall be exclusive, to the extent allowed in accordance with Public Laws 96-517 and 98-620 in the LICENSED FIELD and is explicitly made subject to the GOVERNMENT’s rights under such GOVERNMENT funding agreement and any applicable law or regulation. If there is a conflict between the GOVERNMENT funding agreement, applicable law or regulation and this AGREEMENT, the terms of the GOVERNMENT funding agreement, applicable law or regulation shall prevail. LICENSEE agrees to take any actions necessary to enable UNIVERSITY to satisfy its obligations with the GOVERNMENT relating to the PATENT RIGHTS. LICENSEE agrees, during the period of exclusivity of this license in the United States, that any LICENSED PRODUCT produced for SALE in the United States will be manufactured substantially in the United States as required by 35 U.S.C. § 204.
Article III.
PAYMENTS

Section 3.01
License Payments: In consideration of rights granted by UNIVERSITY to LICENSEE under this AGREEMENT, LICENSEE will pay UNIVERSITY the following:
(a)
License Execution Payment. LICENSEE shall pay to UNIVERSITY a nonrefundable license execution fee in the amount of [**], due and payable when this AGREEMENT is fully executed.
(b)
Annual Maintenance Fee. LICENSEE shall pay to UNIVERSITY an annual license maintenance fee (“ANNUAL MAINTENANCE FEE”). This ANNUAL MAINTENANCE FEE shall be due on the anniversary of the EFFECTIVE DATE of each of the years specified below. However, the ANNUAL MAINTENANCE FEE will be offset by sponsored research support received by UNIVERSITY from Solid GT in the preceding applicable twelve (12) month period from the anniversary of the EFFECTIVE DATE. For example, if LICENSEE provides UNIVERSITY with $[**] of funding received between the EFFECTIVE DATE and the first anniversary of the EFFECTIVE DATE, then no ANNUAL MAINTENANCE FEE for 2016 shall be due and owing. If LICENSEE then provides UNIVERSITY with an additional funding of $[**] between the first anniversary of the EFFECTIVE DATE and the second anniversary of the EFFECTIVE DATE, then, the ANNUAL MAINTENANCE FEE for 2017 shall be $[**] ($[**]-[**]).

The ANNUAL MAINTENANCE FEE shall be:

(1)
In 2016: [**];
(2)
In 2017: [**];
(3)
In 2018: [**]; and in each year thereafter during the term of this AGREEMENT until Minimum Annual Royalties apply.
(c)
Running Royalty / Earned Royalty. LICENSEE shall pay UNIVERSITY a running royalty equal to [**] of NET SALES (hereinafter “SALES ROYALTY”) for LICENSED PRODUCTS SOLD by LICENSEE or SUBLICENSEES. A SALES ROYALTY accrues when LICENSED PRODUCTS are invoiced or shipped, whichever occurs first.

If LICENSEE or SUBLICENSEE is required to pay royalties to one or more third parties in consideration of a license or similar right in order to make, use, or sell LICENSED PRODUCTS, LICENSEE shall be entitled to credit up to [**] of the amounts actually paid by LICENSEE or SUBLICENSEE to such third parties against the royalties due to UNIVERSITY under this AGREEMENT in the same ROYALTY PERIOD; provided, however, that in no event will the royalties due to UNIVERSITY, when aggregated with any other offsets and credits allowed under this AGREEMENT, be less than [**] of the SALES ROYALTY on NET SALES, as defined above, in any REPORTING PERIOD. For clarity, the maximum adjusted royalty in Section 3.01(c) are [**].

LICENSEE or its SUBLICENSEE(S) (as applicable) will promptly notify UNIVERSITY should a compulsory license be granted, or be the subject of a possible grant, by LICENSEE or a SUBLICENSEE to a third party under the applicable laws, rules, regulations, guidelines, or other directives of any governmental or supranational agency in the LICENSED TERRITORY under the PATENT RIGHTS, and the total amount payable under this Section 3.01(c) with respect to the SALES ROYALTY in such country will be adjusted to match any lower amount such third party may be allowed to pay solely with respect to the NET SALES of such LICENSED PRODUCT in such country, but not any other countries.

(d)
Minimum Annual Royalty Payment. LICENSEE shall pay to UNIVERSITY a non-refundable minimum annual royalty of [**] due and payable beginning on the anniversary of the EFFECTIVE DATE after first commercial sale of LICENSED PRODUCTS in the United States or a European Union country. Each minimum annual royalty payment is creditable against SALES ROYALTY due UNIVERSITY during the twelve (12) month period following each date the minimum annual royalty becomes due and is subsequently paid. For the avoidance of doubt, such minimum annual royalty shall be considered a payment in advance of royalties yet to accrue.
(e)
Milestone Payments. LICENSEE shall pay UNIVERSITY a milestone payment fee in accordance with the following schedule for each LICENSED PRODUCT developed.

Event		Amount
Milestone A:	[**]	$	[**]
Milestone B:	[**]	$	[**]
Milestone C:	[**]	$	[**]
Milestone D:	[**]	$	[**]

Milestone fees are non-refundable. Royalty payments in a given license year shall not be creditable against any milestone fees.

Section 3.02
Sublicense Royalties and Fees
(a)
Sublicensee Earned Royalty. For the avoidance of doubt, LICENSEE shall pay to UNIVERSITY an amount for NET SALES made by SUBLICENSEES equal to what LICENSEE would have been required to pay to UNIVERSITY had LICENSEE made such NET SALES.
(b)
Other Sublicensee Payments. In consideration of rights granted by UNIVERSITY to LICENSEE under this AGREEMENT, in addition to the sublicensee earned royalty of Section 3.02(a), LICENSEE further agrees to pay UNIVERSITY a specified portion of other revenue or consideration received from any SUBLICENSEE as consideration for the sublicense of PATENT RIGHTS to SUBLICENSEES as per the following schedule.

Event	Specified Portion
[**]	[**]
[**]	[**]
[**]	[**]

Such revenue or other consideration attributable to the SUBLICENSE of PATENT RIGHTS (“SUBLICENSE REVENUE”) shall include, but not be limited to, all option fees, license issue fees (up-front payments), license maintenance fees, milestone payments, payments for equity in excess of fair market value, joint marketing fees and research and development funding in excess of LICENSEE’s cost of performing such research and development (other than the earned royalty specified in Section 3.02(a)). In the event that LICENSEE agrees to receive only equity at fair market value from the SUBLICENSEE for development rights and as payment for all milestone events per agreement between LICENSEE and SUBLICENSEE, UNIVERSITY is entitled to a portion of that equity equal to the specified portion percentage for sublicenses listed above or may opt to receive a cash equivalent based on the estimated fair market value at time agreement is signed. For clarity, SUBLICENSE REVENUE shall not include (1) research and development funding provided to LICENSEE by SUBLICENSEE, (2) payments made as consideration for the issuance of equity or debt securities of LICENSEE at fair market value; provided that, if a SUBLICENSEE pays more than fair market value for equity or debt securities, only the portion in excess of fair market value shall be considered revenue, and (3) payments received from SUBLICENSEE and applied to reimburse LICENSEE for any out-of-pocket expenses related to the filing, prosecution, protection, defense and maintenance of patents and patent applications.

In addition, for each LICENSED PRODUCT developed, if LICENSEE receives from a SUBLICENSEE under any sublicense a payment that constitutes SUBLICENSEE REVENUE and which payment is directly attributable to the occurrence of a milestone or event substantially equivalent to a milestone triggering a payment under Section 3.01(e), and LICENSEE has paid to UNIVERSITY the corresponding Specified Portion of the amount of SUBLICENSE REVENUE that is attributable to such payment as set forth in Section 3.02(b), then such payment to UNIVERSITY from LICENSEE shall be fully creditable against the milestone payment owing from LICENSEE to UNIVERSITY under Section 3.01(e) for that applicable milestone.

Section 3.03
How Payments are Made. All payments to UNIVERSITY pursuant to this AGREEMENT shall be paid in U.S. dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the in the Wall Street Journal) on the last working day of each ROYALTY PERIOD. Such payments shall be without deduction of exchange, collection or other charges. Such payments shall be made payable to The Curators of the University of Missouri and shall be mailed to the Office of Intellectual Property Administration, 475 McReynolds Hall, Columbia, MO 65211.

Section 3.04
Payment Deadlines. Unless stipulated otherwise, all payments due UNIVERSITY hereunder shall be made within thirty (30) days after the end of each ROYALTY PERIOD. Late payments shall be subject to an interest charge of one and one half percent (1.5%) per month. LICENSEE shall also be responsible for payment of all bank transfer charges.
Section 3.05
No Taxes. Taxes and/or other governmental charges or fees shall not be levied on the payments made to UNIVERSITY under this Article III and shall not be deducted from any payments due UNIVERSITY under this Article III. LICENSEE shall be responsible for any and all taxes, fees, levies, duties, or other charges imposed by the government of any country on such payments.
Section 3.06
Default Payment. In the event of default in payment of any payment owing to UNIVERSITY under the terms of this AGREEMENT, and if it becomes necessary for UNIVERSITY to engage outside legal counsel to collect such payment, LICENSEE shall pay all expenses, costs and attorneys’ fees incurred by UNIVERSITY in connection therewith. Further, in the event that UNIVERSITY brings a lawsuit against a SUBLICENSEE for failure to pay any royalties or other payments due, LICENSEE shall pay all expenses, costs and attorneys’ fees incurred by UNIVERSITY in connection therewith. LICENSEE shall use its best commercial efforts to enforce any SUBLICENSEE obligation or payment if the breach of that obligation or payment would be a breach of this AGREEMENT if made by LICENSEE. To the extent that LICENSEE may as to UNIVERSITY cure such breach by its own performance, e.g., by making any payments due to UNIVERSITY regardless of SUBLICENSEE’S failure to pay LICENSEE, then LICENSEE shall do so at its own risk and expense.
Section 3.07
Challenge to Patent Rights. In the event that LICENSEE or one or more of its SUBLICENSEES directly or indirectly: (a) issues a press release, public announcement, news release alleging invalidity or unenforceability of any claim within the PATENT RIGHTS; or (b) asserts a claim or counterclaim in the courts or before the applicable governmental agency (e.g., the United States Patent Trial and Appeal Board) seeking to attack, invalidate or render unenforceable any claim within the PATENT RIGHTS; or (c) assists a third party with either or both (a) or (b) (each of (a), (b), or (c) being a “CHALLENGE EVENT”), then LICENSEE or its SUBLICENSEE as applicable shall provide at least ninety (90) days written notice to UNIVERSITY prior to initiating such a CHALLENGE EVENT, along with a copy of any prior art which forms the basis for the CHALLENGE EVENT and a claim-by-claim detailed analysis of patent invalidity and/or unenforceability. Upon the occurrence of a CHALLENGE EVENT, UNIVERSITY, shall have the right, but not the obligation, to terminate this AGREEMENT with respect to such LICENSEE and/or SUBLICENSEE by providing written notice of the same. In the event that UNIVERSITY elects not to terminate this AGREEMENT, then all payments due under Article III by LICENSEE or SUBLICENSEE(s) as applicable shall double. Moreover, should the outcome of any such action or proceeding be unsuccessful, then LICENSEE and/or SUBLICENSEE challenging such claim shall pay (1) triple all payments after the pendency of the aforementioned action and (2) UNIVERSITY’S costs, expenses, and reasonable attorneys’ fees incurred in such action. An action or proceeding shall be deemed “unsuccessful” for purposes of this Section 3.07 if: (i) the proceeding or lawsuit is terminated for any reason prior to a settlement or judgment from which no appeal can be or is taken; (ii) one or more of the claims within the PATENT RIGHTS challenged by said lawsuit remain valid and enforceable after any such settlement or judgment is in effect; or (iii) if LICENSEE would still require a license to any of the PATENT RIGHTS to sell any of its products after any such settlement or judgment is in effect. Any such judicial challenge by LICENSEE or a SUBLICENSEE shall be brought in the courts of Missouri, and LICENSEE and its SUBLICENSEE agree not to challenge personal jurisdiction in that forum. LICENSEE or such SUBLICENSEE shall not be relieved from any payments that accrue before any decision invalidating a claim within the PATENT RIGHTS or a claim not involved in such decision. LICENSEE or such SUBLICENSEE shall have no right to recoup any such payments paid before or during the period of challenge.
Article IV.
REPORTING
Section 4.01
Commercialization Plan. Prior to signing this AGREEMENT, LICENSEE has provided to UNIVERSITY a written plan (hereinafter “COMMERCIALIZATION PLAN”) for the LICENSED PRODUCT within the respective LICENSED FIELD and within the respective country or countries of the LICENSED TERRITORY to be introduced by LICENSEE into commercial use. The COMMERCIALIZATION PLAN shall include, without limitation: (1) planned research and development activities, (2) milestones and evidence of sufficient financial resources to successfully implement the COMMERCIALIZATION PLAN and ensure that LICENSED PRODUCT will be kept reasonably available to the public, and (3) projection of sales and proposed marketing efforts. Such COMMERCIALIZATION PLAN is incorporated as Appendix B.
Section 4.02
Section 4.02 First Sale. LICENSEE shall report to UNIVERSITY the date of first SALE of LICENSED PRODUCTS in each country of LICENSED TERRITORY within thirty (30) days of occurrence.
Section 4.03
Reporting. Within 30 days after each ROYALTY PERIOD following the first SALE of LICENSED PRODUCT, whether SOLD by LICENSEE or its SUBLICENSEE, if any exists, LICENSEE must deliver to UNIVERSITY a true and accurate written report, even if no payments are due UNIVERSITY, giving the particulars of the business conducted by LICENSEE and its SUBLICENSEE(s) during the ROYALTY PERIOD as are pertinent to calculating payments hereunder. This report will include at least:
(a)
the quantities of LICENSED PRODUCT produced or manufactured;
(b)
the total NET SALES, including any deductions applicable as provided in Section 1.05;
(c)
the exchange rate used;
(d)
the offsets of minimum annual royalties or other offsets allowed under this AGREEMENT;
(e)
the method used to calculate the royalties thereon;
(f)
the total SALES ROYALTY computed and due UNIVERSITY;

(g)
the royalties due UNIVERSITY on additional payments from SUBLICENSEE(s) under Section 3.02; and
(h)
the names and addresses of all SUBLICENSEES of LICENSEE.

If no payment is due, LICENSEE shall so report to UNIVERSITY. An exemplary report format is set forth in Appendix C. This report shall identify the issued patents and/or patent applications under PATENT RIGHTS that cover the particular LICENSED PRODUCT being reported. LICENSEE shall direct its authorized representative to certify that reports required hereunder are correct to the best of LICENSEE’s knowledge and information. Failure to provide reports as required under this Article shall be a material breach of this AGREEMENT.

LICENSEE shall provide sufficient data for UNIVERSITY to verify the royalty calculations and any reasonable additional information UNIVERSITY requires to determine LICENSEE’s satisfaction of the reporting requirements hereunder or to clarify the information contained in reports provided by LICENSEE. LICENSEE shall provide such additional information to UNIVERSITY within thirty (30) days of receiving a request from UNIVERSITY. Simultaneously with the delivery of each report, LICENSEE must pay to UNIVERSITY the amount, if any, due for the period of each report.

Section 4.04
Annual Commercialization Report. On or before each anniversary of the EFFECTIVE DATE, irrespective of having a first SALE or offer for SALE, LICENSEE must deliver to UNIVERSITY a written annual report as to LICENSEE’s (and any SUBLICENSEE’s) efforts and accomplishments during the preceding year in diligently commercializing LICENSED PRODUCT in the LICENSED FIELD, including but not limited to,
(a)
research and development expenditures and progress,
(b)
regulatory filings and approvals,
(c)
manufacturing,
(d)
sublicensing activities,
(e)
marketing and sales,
(f)
jobs created,
(g)
capital raised and source of funding,
(h)
LICENSEE’s (and, if applicable, SUBLICENSEE’s) commercialization plans for the upcoming year.

LICENSEE shall also promptly provide any reasonable additional information UNIVERSITY requested to evaluate LICENSEE’S performance under this AGREEMENT.

Section 4.05
Records. LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to UNIVERSITY. The books of account shall be kept at LICENSEE’s principal place of business or the principal place of business of the appropriate division of LICENSEE to which this AGREEMENT relates. The books, ledgers, records, and the supporting data shall be open at all reasonable times for five (5) years following the end of the calendar year to which they pertain, for the inspection by UNIVERSITY or its representatives for the purpose of verifying LICENSEE’s royalty statements or compliance in other respects with this AGREEMENT. If the amounts due to UNIVERSITY are determined to have been underpaid, LICENSEE will pay the amount of such underpayment and interest on the amount of such underpayment with interest accumulating at the rate as set forth in Section 3.04 accruing from the date such payment was originally due to UNIVERSITY. Should such inspection lead to the discovery of a greater than [**] discrepancy or [**] or more in reporting to UNIVERSITY’s detriment, LICENSEE agrees to pay the full cost of such inspection and audit.
Section 4.06
Sunshine Law. LICENSEE acknowledges that UNIVERSITY is subject to the Missouri Sunshine Act, 610 RSMo, and that all plans and reports marked “Confidential” shall be treated by UNIVERSITY as confidential to the extent permitted by law.
Article V.
DUE DILIGENCE
Section 5.01
LICENSEE shall use reasonable efforts to effect introduction of the LICENSED PRODUCT into the commercial market as soon as practicable, consistent with sound and reasonable business practices and judgment; thereafter, until the expiration or termination of this AGREEMENT, LICENSEE shall keep LICENSED PRODUCT reasonably available to the public.
Section 5.02
UNIVERSITY shall have the right, at UNIVERSITY’s sole discretion, to either terminate or render this license nonexclusive in an individual LICENSED FIELD and/or individual country or countries within the LICENSED TERRITORY if LICENSEE or its SUBLICENSEE (if applicable):
(a)
Has not within [**] of the EFFECTIVE DATE [**], or
(b)
Has not within [**] of the EFFECTIVE DATE [**], or
(c)
Has not within [**] of the EFFECTIVE DATE [**].

If LICENSEE believes that it will not achieve one of the foregoing milestones, it may notify UNIVERSITY in writing in advance of the relevant deadline (a “DELAYED MILESTONE NOTICE”), which notice shall include (a) a reasonable explanation of the reasons for such failure and (b) a reasonable, detailed, written plan for promptly achieving a reasonable extended and/or amended milestone. If LICENSEE provides UNIVERSITY with a DELAYED MILESTONE NOTICE that is acceptable to UNIVERSITY in its sole discretion as documented in writing, then this Section 5.02 will be amended automatically to incorporate the extended and/or amended milestones set forth in the DELAYED MILESTONE NOTICE. If LICENSEE provides UNIVERSITY with a

DELAYED MILESTONE NOTICE that is not acceptable to UNIVERSITY in its sole discretion, then UNIVERSITY may either (1) proceed with such termination or modification of this AGREEMENT or (2) negotiate revised milestones with LICENSEE.

Article VI.
INDEMNITY, INSURANCE, WARRANTIES, DAMAGES
Section 6.01
Indemnity. LICENSEE shall, and will require SUBLICENSEES to, at all times during the term of this AGREEMENT and thereafter, indemnify, defend and hold UNIVERSITY, its current or former Curators, officers, employees and affiliates, harmless from any claim, proceeding, suit, demand, expense, loss, penalty, judgment, or liability of any kind whatsoever, including costs, expenses and reasonable attorneys’ fees, resulting from, related to, arising out of, or in connection with (1) the design, development, production, manufacture, shipping, use, importation, SALE, advertisement, labeling, promotion, or patent marking of the LICENSED PRODUCT by LICENSEE or its SUBLICENSEES, or end users, including but not limited to (i) any infringement or misappropriation of a patent, copyright, trade secret or other intellectual property or proprietary right of any third party or (ii) any product liability claims, such as those involving the death of or injury to any person or persons or damage to property; or (2) any breach of any obligation, covenant, representation, or warranty by LICENSEE or its SUBLICENSEES hereunder; or (3) the production, use or SALE of any product, process or service identified, characterized or otherwise developed with the aid of the PATENT RIGHTS by LICENSEE or its SUBLICENSEES; or (4) a breach or violation of applicable law by LICENSEE, or its SUBLICENSEES; or (5) the exercise of LICENSEE’s or SUBLICENSEE’s rights under this AGREEMENT. If any such claims or causes of action are made, UNIVERSITY shall be defended by counsel selected by LICENSEE, subject to UNIVERSITY’s approval, which shall not be unreasonably withheld. UNIVERSITY reserves the right to be represented by its own counsel at its own expense.
Section 6.02
Insurance. At such time as any LICENSED PRODUCT is being commercially distributed or SOLD (other than for the purpose of obtaining regulatory approvals) by LICENSEE, a SUBLICENSEE, or a subsidiary or agent of LICENSEE, LICENSEE shall at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than [**] per incident and naming UNIVERSITY, its Curators, trustees, officers, agents, employees and affiliates, as additional insureds. Such commercial general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for LICENSEE’s indemnification under this AGREEMENT. Such insurance will be considered primary as to any other valid and collectible insurance, but only as to acts of the named insured. Any carrier providing coverage shall have a minimum “Best” rating of “A-XII”. The minimum amounts of insurance coverage required shall not be construed to create a limit of LICENSEE’s liability with respect to its indemnification under this AGREEMENT.

LICENSEE shall maintain such commercial general liability insurance beyond the expiration or termination of this AGREEMENT during (i) the period that any product, process, or service, relating to, or developed pursuant to this AGREEMENT is being commercially distributed or SOLD by LICENSEE or its SUBLICENSEE and (ii) a reasonable period after the period referred to in (i) above which in no event shall be less than [**].

LICENSEE shall provide Workers’ Compensation coverage for any employee of LICENSEE that visits UNIVERSITY premises for matters relating to this AGREEMENT. In addition, Employers’ Liability coverage shall be provided to such employee in an amount no less than [**] per occurrence.

LICENSEE shall provide UNIVERSITY with written evidence of the insurance requirements of this Section 6.02 within thirty (30) days after such insurance becomes necessary pursuant to this AGREEMENT. LICENSEE shall provide UNIVERSITY with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if LICENSEE does not obtain replacement insurance providing comparable coverage within such fifteen (15) day period, UNIVERSITY shall have the right to terminate this AGREEMENT effective at the end of such fifteen (15) day period without notice or any additional waiting periods. It is agreed that the insurance required is required in the public interest and UNIVERSITY does not assume any liability for acts of LICENSEE, their officers, agents, and employees or of a SUBLICENSEE, their officers, agents, and employees, in connection with the granting of this AGREEMENT.

If LICENSEE elects to self-insure all or part of the limits described above, such self-insurance program must be acceptable to UNIVERSITY’s Risk and Insurance Management department.

Section 6.03
Disclaimer of Warranties. THE PATENT RIGHTS ARE DELIVERED “AS IS” IN EVERY RESPECT. UNIVERSITY, ITS CURRENT OR FORMER CURATORS, OFFICERS, EMPLOYEES, AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF COMMERCIAL UTILITY, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, THE SCOPE, VALIDITY OR ENFORCEABILITY OF THE PATENT RIGHTS, WHETHER ISSUED OR PENDING, OR THAT THE MANUFACTURE, USE, IMPORTATION OR SALE OF THE LICENSED PRODUCT OR THAT THE PRACTICE OF THE PATENT RIGHTS WILL NOT INFRINGE OR MISAPPROPRIATE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OF ANY THIRD PARTY.
Section 6.04
Damages Exclusion / Limitation of Remedies. IN NO EVENT SHALL UNIVERSITY ITS CURRENT OR FORMER CURATORS, OFFICERS, EMPLOYEES, AND AFFILIATES BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES OF ANY KIND, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT, INCLUDING NEGLIGENCE OR OTHERWISE, AND INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, ATTORNEYS’ AND EXPERTS’ FEES, REGARDLESS OF WHETHER UNIVERSITY MAY BE ADVISED, MAY HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY.
Section 6.05
For the avoidance of doubt, nothing in this AGREEMENT shall be construed as:

a. a warranty or representation by UNIVERSITY as to the validity or scope of any PATENT RIGHTS;

b. a warranty or representation by UNIVERSITY that anything made, used, imported, SOLD or otherwise disposed of pursuant to any license granted under this AGREEMENT is or will be free from infringement of intellectual property rights of third parties;

c. an obligation by UNIVERSITY to bring or prosecute actions or suits against third parties for patent infringement;

d. an obligation to furnish any know-how not provided in the PATENT RIGHTS; or

e. conferring by implication, estoppel or otherwise any license or rights under any patents of UNIVERSITY other than PATENT RIGHTS, regardless of whether such patents are dominant or subordinate to the PATENT RIGHTS.

Section 6.06
Sublicenses. LICENSEE shall require in any sublicense in which LICENSEE grants to a third party the right to make, have made, use, import, offer to SELL or SELL any LICENSED PRODUCT, provisions that provide UNIVERSITY, its Curators, trustees, officers, agents, employees and affiliates, comparable protections as those provided UNIVERSITY in this

Article VI. LICENSEE shall not, and shall require that its SUBLICENSEES do not, make any statements, representations or warranties whatsoever to any person or entity, or accept any liabilities or responsibilities whatsoever from any person or entity that are inconsistent with any disclaimer of warranties or damages exclusion / limitation of remedies included in this Article VI.

Article VII.
DOMESTIC AND FOREIGN PATENT FILING AND MAINTENANCE
Section 7.01
Ownership and Control of Patents. UNIVERSITY shall have full, complete and sole ownership of any pending applications and issued patents included in PATENT RIGHTS. UNIVERSITY shall be responsible for the preparation, filing, prosecution and maintenance of the patent applications and issued patents included in the PATENT RIGHTS. UNIVERSITY, either directly or through its attorneys at UNIVERSITY’s option, shall first consult with LICENSEE or its attorneys as to the preparation, filing, prosecution, and maintenance of such patent applications and issued patents and shall furnish to LICENSEE or its attorneys copies of significant documents it sends or receives relevant to any such preparation, filing, prosecution or maintenance. LICENSEE shall cooperate with UNIVERSITY in such preparation, filing, prosecution, and maintenance. LICENSEE agrees to hold such information confidential and to use the information provided by UNIVERSITY only for the purpose of advancing the PATENT RIGHTS and shall return all such information to UNIVERSITY upon termination of LICENSEE’s rights in any particular patent application or issued patent under Section 7.04 or upon termination or expiration of this AGREEMENT.
Section 7.02
Patent Expenses. LICENSEE shall reimburse UNIVERSITY for all out-of-pocket expenses, costs, and attorneys’ fees UNIVERSITY has incurred for the preparation, filing, prosecution and maintenance of PATENT RIGHTS (hereinafter “PATENT EXPENSES”) as a separate payment apart from any royalties or other revenues owed UNIVERSITY. For PATENT EXPENSES incurred prior to the EFFECTIVE DATE, such reimbursement by LICENSEE shall be due and payable when this agreement is fully executed. For all future PATENT EXPENSES incurred after the EFFECTIVE DATE, reimbursements by LICENSEE shall be due within thirty (30) days of receipt of UNIVERSITY’s invoice by LICENSEE, and shall be non-refundable and non-creditable. Late payment of invoices of PATENT EXPENSES received by LICENSEE from UNIVERSITY shall be subject to interest charges of [**].
Section 7.03
Entity Status. LICENSEE shall have a continuing obligation to keep UNIVERSITY and its patent counsel responsible for the PATENT RIGHTS informed of the entity status (large entity, small entity, and micro entity) of LICENSEE and all its SUBLICENSEES. LICENSEE agrees to give UNIVERSITY prompt notice of a change in any entity status of it or any SUBLICENSEE. A statement or future statement by LICENSEE and/or its SUBLICENSEE as to its entity status constitutes a representation that is subject to indemnity under Section 6.01.
Section 7.04
Termination of Patent Rights. By written notification to UNIVERSITY at least sixty (60) days in advance of any filing or response deadline or fee due date (i.e., a date by which an action must be taken to avoid payment of a late fee), LICENSEE may elect not to have a particular patent application filed in a particular country or not to pay expenses associated with prosecuting or maintaining any particular patent application or issued patent, provided that LICENSEE pays for all PATENT EXPENSES associated with the particular patent application or issued patent incurred up to UNIVERSITY’s receipt of such notification. LICENSEE’s failure to provide a timely notification shall be considered by UNIVERSITY to be LICENSEE’s consent that it expressly wishes to support any particular issued patent(s) or patent application(s). Upon notice that LICENSEE elects not to have a particular patent application filed or prosecuted or issued patent maintained in any particular country, or not to reimburse UNIVERSITY for all PATENT EXPENSES associated with prosecuting or maintaining any patent application or patent, UNIVERSITY may at its sole discretion elect to file, prosecute, and/or maintain such particular patent applications or issued patents at its own expense and for its own benefit, and any rights or license granted under this AGREEMENT held by LICENSEE or SUBLICENSEE(s) with respect to such patent application(s) or issued patent(s) shall be irrevocably terminated, forfeited, and relinquished. For the avoidance of doubt, LICENSEE and each SUBLICENSEE shall have no right to share in any revenue derived from such particular patent application or issued patents.
Article VIII.
INFRINGEMENT OF PATENT RIGHTS
Section 8.01
Notifications. LICENSEE shall promptly inform UNIVERSITY in writing of any alleged infringement of the PATENT RIGHTS by a third party and shall provide UNIVERSITY with any available evidence thereof. LICENSEE shall not notify a third party of such infringement of PATENT RIGHTS without first consulting with UNIVERSITY.
Section 8.02
Enforcement. For so long as the license granted herein is exclusive, LICENSEE, at its expense, shall have the right to enforce PATENT RIGHTS against infringement by third parties. All recovery from any enforcement of the PATENT RIGHTS, including any cash or other consideration received by way of judgment, settlement or compromise (hereinafter “RECOVERY”) shall be allocated in the following order: (a) to LICENSEE and UNIVERSITY for reimbursement in pro rata proportions of their costs, fees, and other related expenses to the extent that each PARTY paid for such costs, fees and expenses; and (b) any remaining amount shall be shared between UNIVERSITY and LICENSEE in the same proportion as if such remaining RECOVERY constituted SUBLICENSE REVENUE based on the time of infringement, and if that cannot be reasonably determined to the mutual satisfaction of the PARTIES, [**] to UNIVERSITY and [**] to LICENSEE. Before LICENSEE commences a formal legal proceeding with respect to any infringement of PATENT RIGHTS, LICENSEE shall first consult with UNIVERSITY regarding the potential effects such legal proceeding may have on the public interest. UNIVERSITY shall have the right, in its sole discretion, to join such proceeding at its own expense. In the event that UNIVERSITY is involuntarily joined as a party to an infringement action brought by LICENSEE (including any counterclaim), then LICENSEE shall pay any costs, expenses, and attorneys’ fees incurred by UNIVERSITY arising out of, relating to, or in connection therewith. In addition, LICENSEE agrees to consult with UNIVERSITY on any significant matters related to the litigation. LICENSEE shall be free to enter into a settlement, consent judgment, or other voluntary disposition with respect to any such action, provided that any settlement, consent judgment or other voluntary disposition thereof which (i) materially limits the scope, validity, or enforceability of patents included in the PATENT RIGHTS or (ii) admits fault or wrongdoing on the part of UNIVERSITY must be pre-approved in writing by UNIVERSITY. LICENSEE shall keep UNIVERSITY informed on all actions taken by LICENSEE in its enforcement against an infringer and shall furnish to UNIVERSITY copies of all documents related thereto. LICENSEE shall indemnify, defend, and hold harmless UNIVERSITY against any order for costs or fees that may be made against UNIVERSITY in such proceeding arising from, related to, or in connection with an act or omission made by LICENSEE.
Section 8.03
Rights of University. In the event that LICENSEE elects not to exercise its right to bring an infringement action with respect to PATENT RIGHTS pursuant to the above paragraphs, then LICENSEE shall notify UNIVERSITY in writing within six (6) months of receiving notice that an infringement exists. UNIVERSITY may, at its own expense and control, following the earlier of (i) such notice from LICENSEE or (ii) the expiration of such six (6) month period without LICENSEE electing to take any action with respect to such alleged or actual infringement, take steps to defend or enforce any patent within the PATENT RIGHTS and retain all RECOVERY therefrom without a duty to account to LICENSEE. LICENSEE agrees to cooperate reasonably with UNIVERSITY in any such infringement suit or dispute.
Article IX.
CONFIDENTIALITY
Section 9.01
Confidential Information Defined. “CONFIDENTIAL INFORMATION” means any and all information not generally known to the public, whether or not patentable or susceptible to any other form of legal protection, that is identified or designated by UNIVERSITY as being confidential or which, in light of the circumstances under which it was disclosed, whether oral or written, is reasonably apparent to LICENSEE to be considered confidential or proprietary by UNIVERSITY, including but not limited to invention disclosures, non-public patent prosecution information, including but not limited to concepts, designs, processes, specifications, schematics, equipment, processing, techniques, technical information, drawings, diagrams, software (including source code), hardware, control systems, research, test results, manuals, trade secrets, commercialization studies, market studies, business plans received by LICENSEE from UNIVERSITY except to the extent LICENSEE can prove by written documentation that such information:

(i)
was in the public domain at the time of disclosure;
(ii)
later became part of the public domain through no act or omission or breach of this AGREEMENT by LICENSEE, its employees, agents, successors or assigns;
(iii)
was lawfully disclosed to LICENSEE by a third party having the right to make such disclosure; or
(iv)
was already known by LICENSEE at the time of disclosure; or
(v)
was independently developed by LICENSEE without the aid, use or application of CONFIDENTIAL INFORMATION received from UNIVERSITY and such independent development can be properly demonstrated by LICENSEE.

Specific information shall not be deemed to be within the foregoing exceptions merely because it is embraced by more general information within the exceptions. In addition, any combination of the features shall not be deemed to be within the foregoing exception merely because individual features may be within the exceptions.

Section 9.02
Restrictions on Disclosure and Use. LICENSEE agrees that (a) all CONFIDENTIAL INFORMATION shall remain the exclusive property of UNIVERSITY, (b) LICENSEE shall receive and hold the CONFIDENTIAL INFORMATION in strict confidence, (c) LICENSEE shall use the CONFIDENTIAL INFORMATION only for the purposes of this AGREEMENT, and (d) LICENSEE shall not disclose the CONFIDENTIAL INFORMATION to third parties without the prior written consent of UNIVERSITY, and (e) LICENSEE shall protect the CONFIDENTIAL INFORMATION to the same extent that it protects its own trade secrets and confidential information, but in no less than commercially reasonable care.
Section 9.03
Legally required Disclosures. In the event that LICENSEE receives a request or is required by deposition, open records request, interrogatory, request for documents, subpoena, civil investigative demand, open records request, or similar process to disclose any or part or the CONFIDENTIAL INFORMATION, LICENSEE agrees to (a) immediately notify UNIVERSITY in writing of the existence, terms, and circumstances surrounding such a request or requirement and (b) assist UNIVERSITY in seeking a protective order or other appropriate remedy satisfactory to UNIVERSITY. In the event that such a protective order or other remedy is not obtained, (a) LICENSEE may disclose that portion of the CONFIDENTIAL INFORMATION which it is legally required to disclose, (b) LICENSEE and shall exercise reasonable efforts to obtain assurance that confidential treatment will be accorded the CONFIDENTIAL INFORMATION to be disclosed and (c) LICENSEE shall give written notice to UNIVERSITY of the information to be disclosed as far in advance of its disclosure as practical. LICENSEE may also disclose CONFIDENTIAL INFORMATION to governmental or other regulatory agencies in order to obtain approvals to market any LICENSED PRODUCT, but such disclosure may only be to the extent reasonable necessary to obtain approvals.
Section 9.04
Disclosure to Potential Sublicensee or Assignee. Upon receiving written approval from UNIVERSITY, LICENSEE may disclose the CONFIDENTIAL INFORMATION to a potential SUBLICENSEE or assignee of LICENSEE in each case on the condition that such potential SUBLICENSEE or assignee agrees to be bound by the confidentiality obligations contained in this AGREEMENT.
Section 9.05
Survival. LICENSEE’s obligations of confidentiality and non-use shall exist during the term of this AGREEMENT and for so long as such CONFIDENTIAL INFORMATION remains confidential in accordance with Section 9.01.
Article X.
TERM AND TERMINATION
Section 10.01
Term. This AGREEMENT shall become effective upon the EFFECTIVE DATE and, unless sooner terminated in accordance with any of the provisions herein, shall remain in full force in the LICENSED TERRITORY until the expiration of the last to expire patent or last to be abandoned patent application included in the PATENT RIGHTS.
Section 10.02
Right to Terminate by Licensee. LICENSEE shall have the right to terminate this AGREEMENT at any time on six (6) months notice to UNIVERSITY if LICENSEE, prior to such termination, pays a termination fee of Fifty Thousand ($50,000) dollars.
Section 10.03
Breach. In the event that either PARTY defaults or breaches any of the provisions of this AGREEMENT, the other PARTY shall have the right to terminate this AGREEMENT by giving written notice to the defaulting PARTY; provided, however, that if the defaulting PARTY cures the default within thirty (30) days after the notice shall have been given, this AGREEMENT shall continue in full force and effect. The failure on the part of either of the PARTIES hereto to exercise or enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right nor operate to bar the exercise or enforcement thereof at any time or times thereafter. In relation to Article III (payments) and Section 7.02 (patent expenses), LICENSEE’S opportunity to cure a breach shall apply only to LICENSEE’S first two notices of a breach properly given by UNIVERSITY. Upon occurrence of a third breach, UNIVERSITY may, at its option, terminate this AGREEMENT upon thirty (30) days written notice without an opportunity to cure.
Section 10.04
Rights after Termination. Upon termination for any reason, LICENSEE shall:
(a)
promptly pay all amounts due UNIVERSITY through the effective date of the termination (even if they would otherwise be payable at a later date, e.g. within 30 days after invoicing), including those in Article III (payments) and Section 7.02 (patent expenses);
(b)
submit all final reports under Article IV;
(c)
return any CONFIDENTIAL INFORMATION provided to LICENSEE by UNIVERSITY in connection with this AGREEMENT, or, with UNIVERSITY’S prior approval, destroy such materials, and LICENSEE shall certify in writing that such materials have all been returned or destroyed;

(d)
provide UNIVERSITY a copy of any regulatory data or information filed with any U.S. or foreign government agency with respect to the LICENSE PRODUCT; and
(e)
shall refrain, and shall require its SUBLICENSEES to refrain unless such sublicense is assigned to UNIVERSITY under Section 10.05, from any further SALES or other commercial exploitation of the LICENSED PRODUCT except as provided in Section 10.08.

Nothing in this section shall be construed as limiting in any way UNIVERSITY’S rights or remedies that UNIVERSITY may otherwise have, either in law or in equity.

Section 10.05
Assignment of Sublicenses. Upon termination of this AGREEMENT, LICENSEE’s interest in sublicenses granted by it under this AGREEMENT shall at UNIVERSITY’s sole option, terminate or be assigned to UNIVERSITY, including the right to receive income from SUBLICENSEES. LICENSEE shall make provision for UNIVERSITY’s rights under the preceding sentence to be included in all sublicenses granted by it under this AGREEMENT.
Section 10.06
Insolvency. In the event that LICENSEE (or SUBLICENSEE as applicable) dissolves, liquidates, ceases to carry on business, becomes insolvent, is unable to pay its debts as they become due, makes an assignment for the benefit of creditors, or has a petition for bankruptcy filed for or against it, this AGREEMENT (or applicable SUBLICENSE) shall automatically terminate.
Section 10.07
Survival. Termination of this AGREEMENT for any reason shall not release either PARTY from any obligation theretofore accrued. All provisions of this AGREEMENT that would reasonably be expected to survive the termination or expiration of this AGREEMENT shall do so, including Article III (all—payments), Article VI (all—indemnity, insurance, warranties, damages), Article IX (all—confidentiality), Section 2.03 (reserved rights), Section 2.04 (license to University); Section 2.07 (governmental rights), Section 3.07 (challenge to patent rights), Section 4.03 (reporting), Section 4.05 (records), Section 10.04 (rights after termination), Section 10.05 (assignment of sublicenses), Section 10.08 (inventory), Section 10.09 (ongoing payments), and Article XI (general—all) survive the termination of this AGREEMENT.
Section 10.08
Inventory. Upon termination of this AGREEMENT or upon termination in whole or in part through no fault of LICENSEE, LICENSEE shall provide UNIVERSITY with a written inventory of all LICENSED PRODUCTS in the possession or under the control of LICENSEE (including any in the process of manufacture). Except with respect to termination for uncured breach by LICENSEE, LICENSEE shall have the privilege of SELLING the inventory of such LICENSED PRODUCTS within a period of one hundred and eighty (180) days of such termination upon conditions most favorable to UNIVERSITY that LICENSEE can reasonably obtain and paying any applicable royalties associated with such SALES to UNIVERSITY.

Section 10.09
Ongoing Payments. Any termination or cancellation under any provision of this AGREEMEMT shall not relieve LICENSEE of its obligation to pay any royalty or other fees due to UNIVERSITY at the time of such termination or cancellation.
Article XI.
GENERAL
Section 11.01
Marking. Prior to the issuance of patents under PATENT RIGHTS, LICENSEE agrees to mark LICENSED PRODUCTS (or their containers or labels) SOLD by LICENSEE or SUBLICENSEES under the license granted in this AGREEMENT with the words “Patent Pending” and following the issuance of one or more patents under PATENT RIGHTS, with the words “Patent No. ”or in such a manner as to conform with the patent laws and practice of the country of manufacture, SALE, or importation.
Section 11.02
Compliance with Laws: Export Controls. LICENSEE agrees to comply with all applicable federal, state, and local laws and regulations. In particular, LICENSEE shall comply with all applicable U.S. laws dealing with the export and/or management of commodities, technology or information, and that LICENSEE will be responsible for any violation of such by LICENSEE or its SUBLICENSEES, and that it will defend and hold UNIVERSITY harmless in the event of any legal action of any nature occasioned by such violation. LICENSEE understands that the Arms Export Control Act (AECA), including its implementing International Traffic In Arms Regulations (ITAR,) and the Export Administration Act (EAA), including its Export Administration Regulations (EAR), are some (but not all) of the laws and regulations that comprise the U.S. export laws and regulations. LICENSEE further understands that the U.S. export laws and regulations include (but are not limited to): (1) ITAR and EAR product/service/data-specific requirements; (2) ITAR and EAR ultimate destination-specific requirements; (3) ITAR and EAR end user-specific requirements; (4) ITAR and EAR end use-specific requirements; (5) Foreign Corrupt Practices Act; and (6) anti-boycott laws and regulations. LICENSEE will comply with all then-current applicable export laws and regulations of the U.S. Government (and other applicable U.S. laws and regulations) pertaining to the LICENSED PRODUCTS (including any associated products, items, articles, computer software, media, services, technical data, and other information). LICENSEE warrants that it will not, directly or indirectly, export (including any deemed export), nor re-export (including any deemed re-export) the LICENSED PRODUCT (including any associated products, items, articles, computer software, media, services, technical data, and other information) in violation of U.S. export laws and regulations or other applicable U.S. laws and regulations. LICENSEE will include an appropriate provision in its agreements with its authorized SUBLICENSEES to assure that these parties comply with all then-current applicable U.S. export laws and regulations and other applicable U.S. laws and regulations. LICENSEE’S OBLIGATIONS TO COMPLY WITH U.S. EXPORT CONTROL LAWS AND REGULATIONS ARE INDEPENDENT OF AND SURVIVE THE TERMINATION OF THIS AGREEMENT.
Section 11.03
University Name. LICENSEE agrees not to identify UNIVERSITY in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or to use the name of any UNIVERSITY faculty member, employee, or student or any trademark, service mark, trade name, or symbol of UNIVERSITY, without UNIVERSITY’S prior written consent.

Section 11.04
Press. Notwithstanding Section 11.03, UNIVERSITY may disclose the existence of this AGREEMENT and non-confidential information regarding the status of LICENSEE’s commercialization of LICENSED PRODUCTS in a press release, on-line, or otherwise, and on the UNIVERSITY’S website.
Section 11.05
Assignment. This AGREEMENT is binding upon and shall inure to the benefit of UNIVERSITY, its successors and assigns. However, this AGREEMENT shall be personal to LICENSEE, and it is not assignable by LICENSEE to any other person or entity without the prior written consent of UNIVERSITY, such consent to be in UNIVERSITY’s sole discretion, except in connection with a sale of LICENSEE or the business of LICENSEE to which this Agreement relates to a third party, whether by merger, consolidation, sale of all or substantially all of LICENSEE’s assets or capital stock, which consent will not be unreasonably withheld. Any purported sale, transfer or assignment without UNIVERSITY’s prior written consent shall be void ab initio, and this AGREEMENT shall immediately terminate. For purposes of this Section, “transfer” shall include any transfer by operation of law or otherwise.
Section 11.06
Sponsored Research. If LICENSEE desires UNIVERSITY participation in performing research and development activities directed towards PATENT RIGHTS, negotiation for such assistance shall be separate and apart from this AGREEMENT, and shall be performed according to UNIVERSITY’S procedures related to research grant and contract activities.
Section 11.07
Consulting. In the event LICENSEE wishes to engage the inventors as consultants, such an arrangement shall be separate and apart from this AGREEMENT, but shall be in keeping with UNIVERSITY’S policy on consulting and ownership of intellectual property developed by UNIVERSITY employees.
Section 11.08
Notices. Any payment, notice, or other communication given under this AGREEMENT except for correspondence relating to patent preparation, filing, prosecution and/or maintenance matters under Article VII herein) shall be in writing and shall be deemed delivered when sent by certified first class mail, registered mail, or overnight courier, or by facsimile, provided that a copy of such facsimile is promptly sent by certified first class mail, registered or overnight courier, addressed to the PARTIES as follows (or at such other addresses as the PARTIES may notify each other in writing):

If to UNIVERSITY:	Office of Technology Management & Industry Relations University of Missouri, Missouri Innovation Center
If to LICENSEE:	Solid GT One Broadway Cambridge, MA 02142

Section 11.09
No Other Relationship. In assuming and performing the respective obligations under this AGREEMENT, LICENSEE and UNIVERSITY are each acting as independent parties and neither shall be considered or represent itself as a joint venture, partner, agent or employee of the other.

Section 11.10
No Waiver. None of the terms, covenants, and conditions of this AGREEMENT can be waived except by the written consent of the PARTY waiving compliance. A failure by one of the PARTIES to this AGREEMENT to assert its rights for or upon any breach or default of this AGREEMENT shall not be deemed a waiver of such rights nor shall any such waiver be implied from acceptance of any payment. No such failure or waiver in writing by any one of the PARTIES hereto with respect to any rights, shall extend to or affect any subsequent breach or impair any right consequent thereon.
Section 11.11
Severability. If any sentence, paragraph, clause or combination of the same is found by a court of competent jurisdiction to be in violation of any applicable law or regulation, or is unenforceable or void for any reason whatsoever, such sentence, paragraph, clause or combinations of the same shall be severed from the AGREEMENT and the remainder of the AGREEMENT shall remain binding upon the PARTIES.
Section 11.12
Headings. The headings of the paragraphs of this AGREEMENT are inserted for convenience only and shall not constitute a part hereof.
Section 11.13
Choice of Law and Venue. This AGREEMENT shall be construed, interpreted, and applied in accordance with the laws of the State of Missouri. Any action to enforce the provisions of the AGREEMENT shall be brought in a court of competent jurisdiction and proper venue in the State of Missouri. LICENSEE irrevocably submits to the jurisdiction of such courts in any such action or proceeding. LICENSEE further irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in such courts and irrevocably waives and agrees not to plead or claim in any court that such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
Section 11.14
Sovereign Immunity. The PARTIES agree that nothing in this AGREEMENT is intended or shall be construed as a waiver, either express or implied, of any of the immunities, lights, benefits, defenses or protections provided to UNIVERSITY under governmental or sovereign immunity laws from time to time applicable to UNIVERSITY.
Section 11.15
Counterparts. This AGREEMENT may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.
Section 11.16
Entire Agreement. This AGREEMENT constitutes the entire and only agreement between the PARTIES for PATENT RIGHTS and all other prior negotiations, representations, agreements, and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by a written document signed by both PARTIES.

IN WITNESS WHEREOF, the PARTIES hereto have executed this AGREEMENT in duplicate originals by their duly authorized officers or representatives.

THE CURATORS OF THE		LICENSEE
UNIVERSITY OF MISSOURI

BY:	/s/ Christopher Fender	BY:	/s/ Ilan Ganot

NAME:	Christopher Fender	NAME:	ILAN GANOT

TITLE:	Director, Office of Technology	TITLE:	CEO
Management and Industry Relations

DATE	October 15 2015	DATE	October 15 2015